UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 5, 2011 (June 28, 2011)

ENTERPRISE BANCORP, INC.

(exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

222 Merrimack Street
Lowell, Massachusetts	01852
(address of principal executive offices)	(Zip Code)

(978) 459-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Election of Directors

Effective June 28, 2011, Normand E. Deschene became a member of the Board of Directors of Enterprise Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Enterprise Bank and Trust Company (the “Bank”). In accordance with authority provided under the by-laws of both the Company and the Bank, the Board of Directors of both the Company and the Bank increased the size of their respective Boards to eighteen. Mr. Deschene was appointed to the class of directors whose term expires in 2014.

Mr. Deschene is the President and CEO of Lowell General Hospital.  Mr. Deschene holds a master’s degree in Hospital Administration from the University of Minnesota and a bachelor’s degree from Providence College.  A fellow of the American College of Healthcare Executives, he served as a past regent for the College for the State of Massachusetts and was named the “Healthcare Executive of the Year” in 2006.  In June 2011, Mr. Deschene was appointed Chairman of the Massachusetts Hospital Association Board of Trustees.  In addition, Mr. Deschene, who is a resident of Groton, MA, is an active member of the American Hospital Association, Hospital Financial Management Association and the Healthcare Management Association of Massachusetts.  He also serves as a member of the Executive Committee of Voluntary Hospitals of America Northeast.  He was appointed by the Governor of Massachusetts to the Goddard Council, advising upon the development of science, technology, engineering and math curriculum for the Commonwealth, and is a member of the Betsy Lehman Center for Patient Safety Expert Panel in Obstetrics.

Mr. Deschene does not have any arrangement or understanding with any other person pursuant to which such newly elected director has been elected to the Board of Directors of the Company and the Bank.

Prior to his election to the Board of Directors, Mr. Deschene, members of his family, and companies with which he is affiliated are customers of, and have engaged in banking, investment advisory or insurance transactions with the Company’s subsidiary bank, investment subsidiary and insurance subsidiary in the ordinary course of business. Additional transactions of this type may be expected to take place in the ordinary course of business in the future. All loans and loan commitments were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and did not involve more than a normal risk of collectability or present other unfavorable features.

Mr. Deschene has not entered into, or become eligible to participate in, any material plan, contract or arrangement with or offered by the Company or the Bank in connection with such newly elected director having been elected to the Board of Directors, other than eligibility to receive fees in the ordinary course for services as a director, and there has not been any grant or award of any equity or other compensation made by the Company or the Bank to Mr. Deschene as a result of such newly elected director’s election to the Board.

Mr. Deschene has not been appointed to any Board committees as of the date of this report, and neither the Company nor the Bank has yet identified any Board committees to which Mr. Deschene is expected to be appointed to as of this time.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: July 5, 2011	By:	/s/ James A. Marcotte
James A. Marcotte
Executive Vice President, Treasurer
and Chief Financial Officer